                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the use of our report dated March 8, 1996, on the Precisionaire, Inc. financial statements, included as an exhibit, and to all references to our firm included in or made a part of this registration statement.

                                           Arthur Andersen LLP

Tampa, Florida,

 December 23, 1996